EXHIBIT 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”) is made as of September 12, 2012 by and among NightCulture, Inc., a Nevada corporation (the “Company”), and the investors signatory hereto.

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Purchase and Sale of Securities.

1.1           Sale and Issuance of Units.  Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or referred to herein, the Company hereby agrees to sell and issue to each investor signatory hereto (collectively, the “Investors”, and each, individually an “Investor”), and each Investor hereby severally agrees to purchase from the Company, the number of units (the “Units”) set forth on the signature pages hereto at a purchase price of $10,000.00 per Unit (the “Purchase Price”), each Unit being comprised of (i) one 5% Convertible Debenture (each, a “Debenture” and, together, the “Debentures”) convertible into shares of common stock of the Company (the “Debenture Shares”), substantially in the form attached hereto as Exhibit A, and (ii) one warrant (the “Warrant”) to purchase shares of common stock of the Company (the “Warrant Shares”, and collectively with the Debentures, the Debenture Shares and the Warrants, the “Securities”), substantially in the form attached hereto as Exhibit B.  The aggregate number of Units being offered for sale to all Investors hereunder is fifty (50) and the aggregate Purchase Price for such Units is $500,000 (the “Aggregate Purchase Price”).

1.2           Closing.  The closing of the purchase, sale and issuance of the Units hereunder shall take place at the offices of the Company, 6400 Richmond Avenue, Houston, Texas 77057, on such date(s) as the Company and the Investor shall mutually agree (the “Closing”).  At the Closing, the Company shall deliver to the Investors, (i) the duly executed Debentures included in the Units being purchased pursuant to Section 1.1 hereof, (ii) the duly executed Warrants included in the Units being purchased pursuant to Section 1.1, and (iii) the duly executed Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit C, all against delivery by the Investors to the Company of the Purchase Price by wire transfer or certified funds of the amount thereof or by such other method agreed to between the Investors and the Company together with a duly countersigned copy of the Registration Rights Agreement.

1.3           Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Exchange Act” means the Securities Exchange Act of 1934.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Debentures or the Warrants, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement, the Debentures or the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of the Company means any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2           Capitalization.  As of June 30, 2012, the authorized capital stock of the Company consists of: (a) 1,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding immediately prior to the execution hereof, and; (b) 500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), 49,322,321 shares of which are issued and outstanding.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; other than as described in the SEC Report, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or any of its Subsidiaries.  There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

2.3           Authorization.   All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the authorization, issuance and delivery of the Units has been taken, and this Agreement, when executed and delivered by the Company and assuming due execution and delivery by the Investor, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4           Valid Issuance of Securities.   The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.5           No Conflicts.  The execution, delivery and performance of this Agreement, the Debentures and the Warrants (collectively, the “Transaction Documents”) by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; provided, however, in the case of each of clauses (ii) and (iii), Company shall not be, nor be deemed to be, in breach of this Section 2.5 (and Investor shall have no remedy with respect to same), unless any applicable breach of such clauses actually results in a Material Adverse Effect.

2.6           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) filing of notices with, or obtaining of consents from, governmental authorities regarding changes in ownership; and (iv) those that have been made or obtained prior to the date of this Agreement.

2.7           SEC Reports.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials together with all other reports filed by the Company with the Commission since December 31, 2011 being collectively referred to herein as the “SEC Reports”) through the quarter ended June 30, 2012.  As of their respective dates, the SEC Reports filed by the Company with the Commission complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports filed by the Company with the Commission, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.8           Material Changes.  Since December 31, 2011, (i) the Company has not altered its method of accounting or the identity of its auditors, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iii) the Company has not issued any equity securities other than pursuant to the exercise or conversion of securities outstanding at December 31, 2011, and (iv) there has not occurred with respect to the Company any events or changes in financial condition or operations that would amount to a Material Adverse Effect.

2.9           Litigation.  There is no action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

2.10         Compliance.  Except as otherwise set forth in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, provided, however, in the case of each of clauses (i), (ii) and (iii), Company shall not be, nor be deemed to be, in breach of this Section 2.10 (and Investor shall have no remedy with respect to same), unless any applicable breach of such clauses actually results in a Material Adverse Effect.

2.11         Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess or update current information on such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

2.12         Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

2.13         Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents.

2.14         Investment Company.  The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.15         Certain Fees.  No brokerage, finder’s or advisor’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

2.16         General Solicitation.  The Company has not offered or sold the Units by means of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.           Representations and Warranties of the Investors.  Each Investor hereby represents and warrants, on its own behalf and not on behalf of any other Investor, to the Company that:

3.1           Authorization.  The Investor has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2           Disclosure of Information.  The Investor has had an opportunity to discuss the Company’s business, management, leases and other agreements, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities and has had all questions related thereto answered to the full satisfaction of the Investor.  The Investor understands that such discussions and any written information delivered by the Company to the Investor were intended to describe the aspects of the Company’s business which the Investor believes to be material and Investor acknowledges that neither Company nor any of the employees, agents or attorneys of Company has made any verbal or written representations or warranties whatsoever to Investor, whether express, implied, statutory, or by operation of law, except as expressly set forth in this Agreement.. The Investor understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on.  The Company has not, however, rendered any investment advice to the Investors with respect to the suitability of the purchase of any of the Securities or an investment in the Company.

3.3           Restricted Securities.  The Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.  The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, including making available public information regarding the Company, which the Company is under no obligation to comply with and may not be able to satisfy. Subject to the foregoing, nothing contained herein shall be deemed a representation or warranty by any Investor to hold the Securities for any period of time.

3.4           No Need for Liquidity. The Investor has no need for liquidity in connection with its purchase of the Securities.  The Investor has the ability to bear the economic risks of the Investor’s purchase of the Securities for an indefinite period to time.

3.5           Legends.  The Investor understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a)           “THESE SECURITIES AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(b)           Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.6           Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”) and, if an entity, either (i) was not organized for the specific purpose of acquiring the Securities or (ii) each of its equity owners, members or partners, as the case may be, is an Accredited Investor.

3.7           Brokers; No General Solicitation. No finder or broker was or is engaged by the Investor in connection with the entering into of this Agreement by the Company and the Investor.  The Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.           Miscellaneous.

4.1           Furnishing of Information.  The Company covenants, so long as any Investor owns Securities and provided that the Company is not subject to, and otherwise in compliance with, the reporting requirements of the Exchange Act, to prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.2           Reservation of Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Debentures and Warrants.  If the Company would be, if notice of conversion were to be delivered on such date, precluded from issuing the number of Debenture Shares  and Warrant Shares issuable upon conversion in full of the Debentures and Warrants, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the board of directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company’s certificate of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Debenture Shares and Warrant Shares.  In connection therewith, the board of directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five business days of obtaining such stockholder authorization, file an appropriate amendment to the Company’s certificate of incorporation or other organizational document to evidence such increase.

4.3           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law. Each party agrees that all proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, employees or agents) may be commenced on a non-exclusive basis in the state and federal courts sitting in Harris County, Texas. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Harris County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Harris County Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.6           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

4.8           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

THE COMPANY:

NightCulture, Inc.

By:	/s/ Michael Long
Name:	Michael Long
Title:	President
Address:	6400 Richmond Avenue
Houston, TX 77057

THE INVESTORS:

By:
Name:
Title:
Address:

Number of Units Purchased:

Total Purchase Price: $

[Signature Page to NightCulture, Inc. Securities Purchase Agreement]

EXHIBIT A

DEBENTURE

EXHIBIT B

WARRANT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT